As filed with the Securities and Exchange Commission on June 28, 2000

                                                      Registration No. 333-44623
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                          HUSSMANN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  43-1791715
      (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)                Identification No.)


       12999 St. Charles Rock Road
           Bridgeton, Missouri                            63044-2483
          (Address of principal                           (Zip Code)
            executive offices)

    Hussmann International, Inc. Retirement Savings Plan for Hourly Employees Hussmann International, Inc. Retirement Savings Plan for Salaried Employees
                           (Full titles of the plans)
                         ------------------------------

                                 Burton Halpern
                  Vice President, Secretary and General Counsel
                          Hussmann International, Inc.
                           12999 St. Charles Rock Road
                         Bridgeton, Missouri 63044-2483
                     (Name and address of agent for service)

                                 (314) 291-2000
          (Telephone number, including area code, of agent for service)
                         ------------------------------


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

                     Removal of Securities from Registration
                     ---------------------------------------

      This Post-Effective Amendment No. 1 is being filed to deregister all remaining shares of Common Stock, par value $.001 per share ("Common Stock"), of Hussmann International, Inc., a Delaware corporation (the "Registrant"), and all remaining plan interests originally registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8, Registration No. 333-44623, filed with the Commission on January 21, 1998, with respect to the Hussmann International, Inc. Retirement Savings Plan for Hourly Employees and Hussmann International, Inc. Retirement Savings Plan for Salaried Employees.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeton, State of Missouri, on the 28th day of June, 2000.

                                    HUSSMANN INTERNATIONAL, INC.


                                    By:  /s/ J. Larry Vowell
                                       ------------------------------------
                                        Name:  J. Larry Vowell
                                        Title: President and Chief Executive
                                               Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                CAPACITY
               ---------                                --------

/s/ J. Larry Vowell                      President and Chief Executive Officer
-----------------------------
J. Larry Vowell

/s/ Thomas G. Korte                      Vice President, Corporate Controller
-----------------------------
Thomas G. Korte

/s/ David W. Devonshire                  Director
-----------------------------
David W. Devonshire

/s/ Patricia Nachtigal                   Director
-----------------------------
Patricia Nachtigal

      The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans) have duly caused this post-effective amendment to the registration statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Bridgeton, State of Missouri, on the 28th day of June 2000.

                                   HUSSMANN INTERNATIONAL, INC.
                                    RETIREMENT SAVINGS PLAN FOR
                                    HOURLY EMPLOYEES


                                   HUSSMANN INTERNATIONAL, INC.
                                    RETIREMENT SAVINGS PLAN FOR
                                    SALARIED EMPLOYEES


                                   By:  /s/ Burton Halpern
                                      ------------------------------------
                                        Burton Halpern
                                        Member, Employee Benefit Plans Committee